Exhibit 10.19

DATED 8th June 2000

LEASE

relating to the J.R.

183 Eversholt Street

London NW1

PARTIES:

ALLIED DUNBAR ASSURANCE PLC        (1)

MODEM MEDIA LG. (UK) LIMITED          (2)

Lawrence Graham

190 Strand

London

WC2R 1JN

020 7379 0000

SMC-1160615.01-D

17.3.2000

SMC

CONTENTS

1.	DEFINITIONS	1
2.	DEMISE	4
3.	TENANT’S COVENANTS	5
3.1	To pay rents	5
3.2	To pay rates and taxes	5
3.3	Service Charge	6
3.4	To pay for all electricity water and gas	8
3.5	To pay Landlord’s costs of abating a nuisance	9
3.6	To pay costs under SS.146 and 147 LPA 1925	9
3.7	To repair	9
3.8	To clean windows	10
3.9	To paint interior	10
3.10	To comply with all statutes	10
3.11	To deliver up	11
3.12	To permit entry to view state of repair	11
3.13	To permit entry for repairs or to carry out works	12
3.14	To permit Landlord to obstruct lights and easements	12
3.15	Not to make alterations and additions	12
3.16	Not to set up engines or machinery	13
3.17	Not to exhibit any sign without approval	14
3.18	Not to hang goods	14
3.19	Not to hold auction nor to commit nuisance	14
3.20	User	14
3.21	Not to obstruct windows or permit encroachments	14
3.22	Not to obstruct sewers drains or watercourses	15
3.23	Refuse	15
3.24	Weights	15
3.25	Dangerous substances	15
3.26	The Planning Acts	16
3.27	Assignment and Underlettings	18
3.28	Notice of Dealings	21
3.29	To permit persons to view	21
3.30	Notice to Landlord	21
3.31	Indemnity	23
3.32	Insurance	23
3.33	Death of Surety	24
3.34	Defective Premises Act 1972	24
3.35	Interest	25
3.36	Value Added Tax	25
3.37	Landlord’s costs	25
3.38	Regulations	26

4.	LANDLORD’S COVENANTS	26
4.1	Quiet enjoyment	26
4.2	Insurance	26
4.3	Provision of Services	26
4.4	Service Charge	27
5.	PROVISOS	27
5.1	Proviso for re-entry	27
5.2	Suspension of rent	28
5.3	Notices	29
5.4	Neighbouring development	30
5.5	Waiver and Interest	30
5.6	User Warranty	30
5.7	Disputes	30
5.8	Value Added Tax	31
5.9	Commission	31
5.10	Party Structures	31
5.11	Headings	31
5.12	Contracts (Rights of Third Parties) Act 1999	31
6.	GOVERNING LAW AND SUBMISSION TO JURISDICTION	31
SCHEDULE 1 - (The Demised Premises)		32
SCHEDULE 2		32
PART I - (Rights Granted)		32
PART II - (Exceptions and Reservations)		33
SCHEDULE 3 - (Rent Review)		34
SCHEDULE 4 - (Services)		38
SCHEDULE 5 - (Form of Surety Covenant)		41

[SEAL APPEARS HERE]

THIS LEASE made the 8th day of June 2000

BETWEEN

(1)	ALLIED DUNBAR ASSURANCE PLC (Company Registration Number 865292) whose registered office is at Allied Dunbar Centre Swindon SN1 1EL (hereinafter called “the Landlord”)

(2)	MODEM MEDIA L.G (UK) LIMITED (Company Number 03164441) whose registered office is at Ground Floor 183 Eversholt Street London NW1 1BU (hereinafter called “the Tenant”)

WITNESSETH as follows:

1.	DEFINITIONS

1.1.	IN this Deed unless there be something in the subject or context inconsistent therewith the following expressions shall have the following meanings

“the Landlord”	shall include its successors in title and the reversioners for the time being immediately expectant on the determination of the Term

“the Tenant”	shall include its successors in title

“these Presents”	shall mean this Deed and the Schedules hereto any licence granted pursuant hereto any Deed of Variation of the provisions hereof and any instrument made supplemental hereto

“the Building”	shall mean the land and building situate at 163-203 Eversholt Street London NW1 the same being registered at H.M. Land Registry with freehold Title Absolute under Title Number NGL 653821

“the Block”	shall mean that part of the Building known as 183 Eversholt Street aforesaid the same being shown for the purposes of identification only edged blue on the Site Plan annexed hereto

“the Demised Premises”	shall mean the premises described in Schedule 1 hereto and any alterations or additions to the said premises together with all fixtures and fittings in the nature of landlord’s fixtures and fittings and electrical and other service installations which are now or at any time hereafter may be affixed to or upon the said premises and exclusively serving the same PROVIDED THAT for the avoidance of doubt wiring provided by the Tenant in the service ducts demised shall belong to the Tenant absolutely

“the Term”	shall mean the term hereby granted and shall include where appropriate any extension thereof whether by agreement of the parties or by or pursuant to any statute for the time being in force

“the Insured Risks”	shall mean fire storm tempest subsidence heave landslip flood explosion lightning impact earthquake aircraft (other than hostile aircraft) and things dropped from aircraft bursting or overflowing of water tanks apparatus pipes boilers or heating or cooling equipment riot civil commotion or malicious damage terrorism and such other insurable risks (including if the Landlord so requires property owners and third party liability insurance) as the Landlord in its absolute discretion may from time to time insure against subject to such exclusions and limitations as may be imposed by the Insurers or reasonably agreed between the Landlord and the Insurers

“the Planning Acts”	shall mean the Town and Country Planning Acts 1971 to 1991 The Local Government Planning and Land Act 1980 and all other legislation for

SITE PLAN

Nº 1
Nº 2
Nº 3
EVERSHOLT STREET

Lynton

• SITE PLAN • CARRIAGE ROW EVERSHOLT STREET NW1 •

OFFICE
GALLERY
GALLERY
FEMALE WC
MALE WC
VOID
LIFT
GALLERY
OFFICE
GALLERY
VOID
VOID
VOID
VOID
VOID

MALE WC
FEMALE WC

Lynton

• FIRST AND FIRST MEZZANINE FLOORS • N° 2 CARRIAGE ROW EVERSHOLT STREET NW1 •

VOID
GALLERY

DISABLED ACCESS
MALE WC
FEMALE WC
RECEPTION
LIGHTWELL

Lynton

GROUND MEZZANINE FLOORS • N° 2 CARRIAGE ROW EVERSHOLT STREET NW1 •

• BBP07 • 1.100 •

STORE
MALE WC
BOILER ROOM
FEMALE
STORE
LIGHTWELL
WATER
GAS

Lynton

• LOWER GROUND FLOOR • Nº 2 CARRIAGE ROW EVERSHOLT STREET NW1 •

the time being relating to Town and Country Planning or to development control and any regulations rules orders instruments plans permissions or directions made under any of the foregoing

“Group Company”	shall mean any company which is a member of the same group of companies (as defined by Section 42 of the Landlord and Tenant Act 1954) as the Tenant

“Permitted Part”	in relation to an underletting shall mean that part of the Demised Premises shown hatched black on the first floor plan annexed hereto and that part of the Demised Premises shown cross hatched black on the first floor plan annexed hereto and (provided it is underlet with either of the aforementioned parts of the Demised Premises) the whole of mezzanine floor within the Demised Premises

1.2	This Lease shall unless the context otherwise requires be construed on the basis that:

1.2.1	where two or more persons are respectively included in the expressions “the Landlord” or “the Tenant” or (where relevant) “the Surety” the covenants expressed to be made by the Landlord or the Tenant or the Surety respectively shall be deemed to be made by such persons jointly and severally

1.2.2	covenants and obligations made or assumed by any party shall be binding on and enforceable against his personal representatives

1.2.3	words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine and vice versa and where a party hereto is a corporate body any personal pronoun or possessive adjective used in these Presents shall be construed as an inanimate one

1.2.4	any reference to the doing or permitting of any act or thing by the Landlord shall be deemed to include the doing or permitting of that act or thing by the agents workmen servants or other employees or agents of or any contractor engaged by the Landlord

1.2.5	any covenant by the Tenant not to do any act or thing shall be deemed to include a covenant not to suffer or permit the doing of that act or thing

1.2.6	any reference to any Act or any section of any Act shall be deemed to include any amendment modification or re-enactment thereof and any statutory instrument or regulation made thereunder for the time being in force

2.	DEMISE

IN consideration of the rents hereby reserved and of the covenants by the Tenant hereinafter contained the Landlord HEREBY DEMISES unto the Tenant with full title guarantee ALL THOSE the Demised Premises TOGETHER WITH the rights and benefits specified in Part I of Schedule 2 hereto BUT SUBJECT TO (and where appropriate with the benefit of) the exceptions reservations and other matters specified in Part II of Scheduled hereto which are hereby excepted out of this demise and reserved unto the Landlord and all others authorised by the Landlord and the owners and occupiers of any adjoining or neighbouring premises and/or to which the Demised Premises is or may be subject TO HOLD UNTO the Tenant for a term of years commencing from and including the date hereof and expiring on the 25th April 2009 YIELDING AND PAYING therefor yearly (and so in proportion for any part of a year) during the Term the rents as set forth in Schedule 3 hereto (exclusive of any Value Added Tax (or similar tax whether in substitution for or in addition to it) charged pursuant to Clause 5.8 hereof or otherwise) by equal quarterly payments in advance on the usual quarter days in each year (namely on the 25th March 24th June 29th September and 25th December) without any deduction the first of such payments to be made on 22nd October 2000 for the period from 22nd October 2000 to 24th December 2000 AND ALSO YIELDING AND PAYING by way of additional rent from time to time such sum or sums as shall be equal to:

2.1	the amounts which the Landlord may expend in effecting or maintaining an insurance of the Demised Premises (including any increased premium payable by reason of any act or omission by the Tenant any sub-tenant or their respective servants agents licensees or invitees) in the full reinstatement value of the Demised Premises (together with professional fees demolition and site clearance costs) against the Insured Risks and in the event that such insurance is attributable to other premises in addition to the Demised Premises to pay such proportion of such sum or sums as are attributable to the Demised Premises as shall be reasonably determined by the Landlord whose decision shall be binding on the Tenant save in the case of manifest error and

2.2	the amounts which the Landlord may expend in effecting or maintaining insurance against five years* loss of rent hereunder in respect of the Demised Premises (including any likely increase in rent following a review of rent in accordance with Schedule 3 hereto)

such additional rent (pursuant to Clauses 2.1 and 2.2 hereof) to be paid within fourteen days of demand therefor by the Landlord and the first payment to be made for the period commencing on the date hereof apportioned on a daily basis

3.	TENANT’S COVENANTS

THE Tenant HEREBY COVENANTS with the Landlord as follows:

3.1	To pay rents

To pay (by bankers standing order if the Landlord so requires) the said rents at the times and in the manner at and in which the same are hereinbefore reserved and made payable without any deduction or set off whatsoever

3.2	To pay rates and taxes

3.2.1

To pay and discharge all rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or nonrecurring nature) which are now or may at any time hereafter be taxed assessed charged or imposed upon or payable in respect of the Demised Premises or any part thereof or on the owners or occupiers thereof (save for such payment as shall be occasioned by any disposition of or dealing with any estate or interest expectant in reversion on the Term and in the event that such rates taxes duties charges assessments impositions and outgoings are attributable to other premises of the Landlord in addition to the Demised Premises to pay to the Landlord within fourteen days of demand by way of additional rent such proportion of such rates taxes duties charges assessments impositions and outgoings as are attributable to the Demised Premises as shall be reasonably determined by the Landlord whose decision shall be binding on the Tenant save in the case of manifest error

3.2.2	If the Landlord shall suffer any loss of rating relief which may be applicable to empty premises following the expiration of the Term by reason of such relief being allowed to the Tenant or any permitted subtenant in respect of any period prior to the expiration of the Term to make good such loss to the Landlord forthwith on demand being made therefor

3.3	Service Charge

To pay to the Landlord without any deduction by way of additional rent a proportionate part of the expenses and outgoings incurred by the Landlord under the heads of expenditure and in the provision of services set out in Schedule 4 hereto such additional rent (hereinafter called “the service charge”) being subject to the following terms and provisions:

3.3.1	the proportionate part before mentioned shall be determined by the Landlord and may be varied from time to time and may be a different proportion of different items of such expenses and outgoings dependent upon the situation area and use of the Demised Premises and the said services

3.3.2	the amount of the service charge shall be ascertained and certified annually by a Certificate (hereinafter called “the Certificate”) signed by the Landlord so soon after the end of the Landlord’s Financial Year as may be practicable and shall relate to such year in manner hereinafter mentioned

3.3.3	the expression “the Landlord’s Financial Year” shall mean the period from the 1st April every year to the 31st March of the year following or such other annual period as the Landlord may in its discretion from time to time reasonably determine as being that in which the accounts of the Landlord either generally or relating to the service charge shall be made up

3.3.4	a copy of the Certificate for such Landlord’s Financial Year shall be supplied by the Landlord to the Tenant without charge to the Tenant

3.3.5	the Certificate shall contain a summary of the Landlord’s said expenses and outgoings incurred by the Landlord during the Landlord’s Financial Year to which it relates and the Certificate (or a copy thereof duly certified by the person by whom the same was given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify save in the case of manifest error

3.3.6	the expression the expenses and outgoings incurred by the Landlord as hereinbefore used shall be deemed to include not only those expenses and outgoings hereinbefore described which have been actually disbursed or incurred by the Landlord during the Landlord’s Financial Year in question but also such reasonable part of all such expenses and outgoings hereinbefore described which are of a periodically recurring nature (whether recurring by regular period or not) whenever disbursed or incurred (but not prior to the commencement of the Term) as the Landlord may in its discretion reasonably allocate to the year in question as being fair and reasonable in the circumstances (including a reasonable sum or sums of money by way of provision for anticipated expenditure in respect thereof)

3.3.7

on each of the usual quarter days in every year during the Term (namely on 25th March 24th June 29th September and 25th December) the Tenant shall pay to the Landlord in advance one quarter of such sum (hereinafter referred to as “the advance payment”) in advance and on account of the service charge for the Landlord’s Financial Year current at such date as the Landlord shall from time to time specify at its discretion to be fair and reasonable the first of such payments being a proportionate part in respect of the period from the date hereof to the day preceding the quarter day next following to be made on the date hereof

3.3.8	As soon as practicable after the end of each Landlord’s Financial Year the Landlord shall furnish to the Tenant an account of the service charge payable by the Tenant for the Landlord’s Financial Year due credit being given therein for the advance payment made by the Tenant in respect of the Landlord’s Financial Year and within fourteen days of the furnishing of such account there shall be paid by the Tenant to the Landlord the service charge or any balance found payable or there shall be allowed by the Landlord to the Tenant against any future payments of the service charge (or if applicable at the end of the Term refunded to the Tenant) any amount which may have been overpaid by the Tenant by way of advance payments as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid

3.3.9	The Landlord shall on reasonable request made within three months of the provision of the Certificate make available to the Tenant at the office of the Landlord all books ledgers vouchers and invoices for the purpose of enabling the Tenant to satisfy itself that the service charge has been properly incurred

3.3.10	It is hereby agreed and declared that the Landlord shall not be entitled to re-enter under the provisions in that behalf contained in this Lease by reason of non-payment of the balancing part of the service charge in the event that there shall be a bona fide dispute between the Landlord and the Tenant as to the amount thereof

3.4	To pay for all electricity water and gas

To pay and discharge and indemnify the Landlord against all charges for electricity water and gas supplied to or consumed in the Demised Premises and to observe and perform all regulations and requirements of the electricity water supply and gas authorities in respect of the Demised Premises and to pay all telephone charges in respect of the Demised Premises

3.5	To pay Landlord’s costs of abating a nuisance

From time to time to pay all proper costs charges and expenses incurred by the Landlord in abating any nuisance and executing all such works as may be necessary for abating a nuisance whether or not in obedience to a notice served by a local or other competent authority

3.6	To pay costs under Sections 146 and 147 LPA 1925

To pay to the Landlord within fourteen days of demand all proper costs charges and expenses (including legal costs and fees payable to a surveyor) which may be incurred by the Landlord:

3.6.1	in or in proper contemplation of any proceedings under Sections 146 and/or 147 of the Law of Property Act 1925 notwithstanding forfeiture is avoided otherwise than by relief granted by the Court

3.6.2	in proper contemplation of or incidental to the preparation and service of a Schedule of Dilapidations during the Term or following the determination thereof provided such a schedule is served on the Tenant no later than six months following the determination of the Term (howsoever determined) and

3.6.3	incidental to the recovery of rent or other monies due and payable hereunder or to the remedying of any breach of covenant on the part of the Tenant herein contained

3.7	To repair

To repair and throughout the Term to keep the whole of the Demised Premises including (without prejudice to the generality of the foregoing) all soil and other pipes sewers sanitary and water apparatus plant machinery heating and ventilation apparatus and appurtenances of whatsoever nature belonging to the Demised Premises (and exclusively serving the same) in good and substantial repair and maintained and cleansed and amended in every respect and as often as shall be necessary to rebuild reinstate or replace the Demised Premises or any part or parts thereof (damage by any of the Insured Risks excepted unless the policy or policies of insurance shall be vitiated or payment of the policy monies shall be refused in whole or in part in consequence of any act neglect default or omission of the Tenant or any sub-tenant or their respective servants agents licensees or invitees)

3.8	To clean windows

To clean all windows in the Demised Premises both inside and out at least once in every month during the Term

3.9	To paint interior

3.9.1	As often as may be necessary and in any event not less than once in every five years calculated from the date of commencement of the Term and also in the last six months of the Term to prepare and paint in a proper and workmanlike manner all the inside wood and iron and other work usually painted of the Demised Premises with two coats at least of good quality and suitable paint and to wash down all washable surfaces and to prepare and treat suitably having regard to its nature (whether by varnishing trench polishing or otherwise) all internal woodwork of the Demised Premises AND ALSO with every such internal painting to whitewash colourwash distemper grain varnish paper and otherwise decorate in a proper and workmanlike manner all such internal parts of the Demised Premises as have been or ought properly to be so treated

3.9.2	The tints colours and patterns of all such works of decoration carried out during the last six months of the Term shall be such as shall be approved by the Landlord

3.10	To comply with all statutes

3.10.1

At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the Demised Premises or any part thereof or the user thereof and whether required to be observed or complied with by the landlord or tenant or owner or occupier thereof and to indemnify the Landlord at all times against all proper claims costs charges and expenses in respect thereof and not knowingly at any time during the Term to do or omit on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

3.10.2	To comply with all requirements from time to time of the insurers of the Demised Premises and of the appropriate authority in relation to fire precautions and listing affecting the Demised Premises

3.11	To deliver up

At the expiration or sooner determination of the Term quietly to yield up unto the Landlord the Demised Premises in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants on the Tenant’s part herein contained (except the Tenant’s trade or other fixtures which the Tenant shall remove the Tenant forthwith making good all damage caused to the Demised Premises by such removal)

3.12	To permit entry to view state of repair

To permit the Landlord at all reasonable times and as often as may be in every year upon reasonable prior notice to enter into and upon the Demised Premises and examine the state of repair and condition of the same and within two calendar months or sooner if requisite after notice in writing to the Tenant shall have been given or left at the Demised Premises of all defects and wants of repair found on such examination to commence to repair and make good and thereafter proceed diligently with the same according to such notice and the covenants in that behalf hereinbefore contained and in case the Tenant shall make default in so doing it shall be lawful for the Landlord (without prejudice to the right of re-entry hereinafter referred to) to enter upon the Demised Premises and repair and restore the same and all proper expenses properly incurred thereby shall on demand be paid by the Tenant to the Landlord and if not so paid shall be recoverable by the Landlord as rent in arrear AND the Tenant hereby irrevocably appoints the Landlord to be the agent of the Tenant through out the Term for the purpose of entering on inspection and viewing the condition of any parts of the Demised Premises in accordance with the provisions hereof not at the time of such inspection in the occupation of the Tenant

3.13	To permit entry for repairs or to carry out works

To permit the Landlord and the tenants and occupiers of any adjoining or neighbouring premises in the Block now or at any time hereafter belonging to the Landlord with tools and apparatus at any time or times during the Term upon giving reasonable notice (except in the case of emergency) to enter upon the Demised Premises

3.13.1	for the purpose of executing repairs alterations or other works to or upon such adjoining or neighbouring premises in the Block and

3.13.2	for the purpose of constructing laying down altering repairing cleansing emptying or maintaining any conduits pipes drains channels watercourses sewers wires and cables in connection with or for the accommodation of any such adjoining or neighbouring premises in the Block and

3.13.3	for any other necessary or reasonable purpose whatsoever

the Landlord or other persons exercising such right causing as little damage or inconvenience as possible and making good all damage thereby occasioned to the Demised Premises at the Landlord’s own expense (or the expense of the person exercising the right as appropriate)

3.14	To permit Landlord to obstruct lights and easements

To permit the Landlord at any time during the Term to erect or rebuild or alter any buildings or erections facing adjoining or near to the Demised Premises to any extent and in any manner the Landlord may think fit notwithstanding that the building so erected rebuilt or altered may obstruct or interfere with the access of light or air for the time being to or enjoyed with the Demised Premises or any part thereof or any buildings for the time being thereon

3.15	Not to make alterations and additions

Not to erect any new buildings on or make any additions or alterations to the Demised Premises or to cut maim remove or damage any of the walls timbers floors or ceilings or any other parts of the Demised Premises or make any communication into or with any adjacent building or property PROVIDED THAT:

3.15.1	the Tenant may with the prior written consent of the Landlord make any internal non-structural additions or alterations to the Demised Premises in accordance with plans and specifications approved by the Landlord (such consent and approval not to be unreasonably withheld or delayed)

3.15.2	notwithstanding anything herein contained the Tenant may without the prior consent of the Landlord erect alter or remove non-structural internal partitioning in the Demised Premises provided that notice of such works is given to the Landlord together with drawings and/or specifications in respect thereof

3.15.3	in the event of the Landlord giving consent to the carrying out of any additions or alterations whatsoever to the Demised Premises or in the event of the Tenant erecting altering or removing non-structural internal partitioning pursuant to sub-clause 3.15.2 hereof the Tenant will at the end or sooner determination of the Term if so required by the Landlord reinstate the Demised Premises to their former state and condition before the carrying out of such alterations or additions and to the reasonable satisfaction of the Landlord provided that the Tenant will not be obliged at the end or sooner determination of the Term to reinstate any part or parts of the non-structural partitioning on the Demised Premises on the date of this Lease which it shall have removed pursuant to sub-clause 3.15.2 hereof

3.15.4	For the avoidance of doubt in the event that any alterations or additions which would otherwise be non-structural additions or alterations shall be attached to any structural walls timbers or beams whether or not secured thereto by nails or screws the same shall for the purposes of this Clause 3.15 be treated as non-structural additions or alterations

3.16	Not to set up engines or machinery

Not without the prior written consent of the Landlord to set up any heavy or dangerous machinery in or upon the Demised Premises other than normal office equipment and machinery which does not contravene the provisions of Clause 3.24

3.17	Not to exhibit any sign without approval

Not to exhibit on any part of the exterior of the Demised Premises or upon or in any part of the interior of the Demised Premises so as to be visible from the exterior any sign notice signboard poster advertisement or other structure or equipment except such as shall have been previously approved in writing by the Landlord in addition to any permission required by statute regulation or bye-law and thereafter maintained to the reasonable satisfaction of the Landlord

3.18	Not to hang goods

Not to hang exhibit or deposit any goods outside the Demised Premises or over any footpath or roadway

3.19	Not to hold auction nor to commit nuisance

Not to allow any auction or any religious or public meeting to be held in the Demised Premises nor to use the Demised Premises or any part thereof for any illegal or immoral purpose or for any offensive disreputable or noisy trade business pursuit or occupation nor to do anything in or upon the Demised Premises or any part thereof which may be or become a nuisance damage disturbance or danger to the Landlord or the owners or lessees or occupiers of adjoining or neighbouring premises

3.20	User

Not to use the Demised Premises or any part thereof otherwise than as high class offices but excluding betting offices employment and travel agencies and diplomatic offices (but including administrative offices for persons or companies whose business is that of employment and/or travel agencies)

3.21	Not to obstruct windows or permit encroachments

Not to obstruct any of the windows or lights belonging to the Demised Premises or any adjoining or neighbouring property nor to permit any new window light passage drainage or other encroachment or easement to be made into against upon or over the Demised Premises or any part thereof and in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person or persons whomsoever to give notice thereof in writing to the Landlord as soon as reasonably practicable after the same shall come to the notice of the Tenant and at the cost of the Landlord to do all such things as may be proper or required by the Landlord for preventing any new encroachment or easement being made or acquired

3.22	Not to obstruct sewers drains or watercourses

Not to discharge pass or deposit into the sewers drains or watercourses serving the Demised Premises any noxious or deleterious effluent or other substance which shall cause an obstruction or deposit in or injure the said sewers drains or watercourses and in the event of any such obstruction deposit or injury to make good such damage caused to the reasonable satisfaction of the Landlord

3.23	Refuse

3.23.1	Not to form any refuse dump or rubbish or scrap heap on the Demised Premises or any part thereof and generally keep the same clean and tidy

3.23.2	To ensure that refuse is removed from the store referred to in Part I of Schedule 2 hereto at times required by the Landlord and/or the local authority and placed on the street at such points as are approved by the local authority

3.24	Weights

3.24.1	Not to suspend any excessive weight from the main structure or roof of the Building

3.24.2	Not to overload the floors roofs or structures of the Building or use the same in any manner which will cause undue strain or interference therewith nor to use the Demised Premises or any part thereof in such manner as to subject the same to any strain beyond that which they are designed to bear with due margin for safety

3.25	Dangerous substances

Not to store or use any dangerous explosive or inflammable oils or substances on or in the Demised Premises

3.26	The Planning Acts

3.26.1	Not at any time during the Term to do or omit anything on or in connection with the Demised Premises the doing or omission of which shall be a contravention of the Planning Acts or of any licences consents permissions approvals and conditions (if any) granted or imposed thereunder and to indemnify the Landlord against all actions proceedings damages penalties costs charges claims and demands in respect of such acts and omissions

3.26.2	Not without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed to submit an application for planning permission relating to the Demised Premises to the appropriate national or local or other public authority (hereinafter referred to as “the planning authority”) and forthwith to give notice with a copy thereof to the Landlord of all determinations made pursuant to such application and in the event of the planning authority indicating its willingness to grant the desired licence consent permission or approval only with modifications or subject to conditions not to accept such modifications or conditions without the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) and to give the Landlord forthwith full particulars of such modifications or conditions

3.26.3	Not to implement or otherwise put into effect any licence consent permission or approval relating to the Demised Premises or any part thereof or otherwise affecting the same obtained by the Tenant under or in pursuance of the Planning Acts without first obtaining the licence in writing of the Landlord such licence not to be unreasonably withheld or delayed

3.26.4

If and when the Landlord’s licence is obtained pursuant to Clause 3.26.3 of this sub-clause (if the Tenant so desires to carry out any such works which are the subject matter of the planning consent) to carry out the works and other things authorised by the said licence and the planning permission therein referred to in a good and workmanlike manner and at the cost in all respects of the Tenant and to observe and perform all conditions attached to such licence and planning permission respectively and to keep the Landlord effectually indemnified against all proper actions proceedings damages penalties costs charges claims and demands whatsoever in respect of the costs of the said application and works and things done in pursuance of the said planning permission and in respect of all breaches (if any) of the said conditions and every part thereof respectively

3.26.5	To give notice as soon as reasonably practicable to the Landlord of any notice order or proposal for a notice or order served on the Tenant under the Planning Acts relating to the Demised Premises and if so required by the Landlord to produce the same and at the request and cost of the Landlord (but with a fair proportion of such cost being payable by the Tenant) to make or join in making such objections or representation in respect of any proposal as the Landlord may reasonably require

3.26.6	If and when called upon so to do to produce to the Landlord all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this sub-clause have been complied with in all respects

3.26.7	If the Tenant shall receive any compensation with respect to the Tenant’s interest hereunder because of revocation or modification of a planning permission or of any restriction placed upon the user of the Demised Premises under or by virtue of the Planning Acts then if and when the Tenant’s interest hereunder shall be determined whether by surrender or under the power of re-entry herein contained or otherwise the Tenant shall as soon as is reasonably practicable make such provision as is just and equitable for the Landlord to receive a due proportion of such compensation

3.26.8	Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any works stipulated or required to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted during the Term

3.27	Assignment and Underlettings

3.27.1	Not at any time to assign transfer charge underlet share or part with possession or occupation of part only of the Demised Premises except by way of an underlease or underleases of the whole of a Permitted Part or execute any declaration of trust with regard to the whole or part of the Demised Premises

3.27.2	Not to transfer part with or share possession or occupation of the whole of the Demised Premises save by way of an assignment or underletting of the whole of the Demised Premises as hereinafter permitted

3.27.3	Not to charge the whole of the Demised Premises without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed provided that this sub-clause shall not prevent the creation of a floating charge over all the assets of the Tenant for the purposes of the Tenant’s normal banking arrangements nor shall the existence at the date on which the Tenant’s interest in the Demised Premises arose of any such charge previously created by the Tenant over after-acquired property constitute a breach of this sub-clause

3.27.4.1	Subject to Clauses 3.27.4.2 and 3.27.5 not to assign the whole of the Demised Premises without first obtaining the written licence of the Landlord which shall not be unreasonably withheld or delayed

3.27.4.2	If any of the following circumstances (which are specified for the purpose of Section 19(1A) of the Landlord and Tenant Act 1927) shall apply either at the date when application for the licence to assign is made or after that date but before such licence is given the Landlord may withhold licence for the assignment and if after such licence has been given but before completion of the assignment any such circumstances apply the Landlord may revoke such licence (whether such licence is expressly subject to a condition as referred to in Clause 3.27.5 or not):-

3.27.4.2.1	any sum due from the Tenant under this Lease remains unpaid save for any bona fide dispute referred to in Clause 3.3.10;

3.27.4.2.2	(subject to Clause 3.27.4.2.3) in the Landlord’s reasonable opinion the assignee is not a person who is likely to be able both to comply with the Tenant covenants of this Lease and to continue to be such a person following the assignment;

3.27.4.2.3	in the case of an assignment to a Group Company in the Landlord’s reasonable opinion the assignee is a person who is less likely to be able to comply with the tenant covenants of this lease than the Tenant making the application for the licence to assign (together with any guarantees or other security for the lease other than any authorised guarantee agreement) was at either date of the grant or assignment of the Lease to the Tenant or the date of application for the licence to assign;

3.27.4.2.4	the assignee or any guarantor for the assignee (other than any guarantor under an authorised guarantee agreement) has the benefit of state or diplomatic immunity; and

3.27.4.2.5	the assignee or any guarantor for the assignee (other than any guarantor under an authorised guarantee agreement) is a corporation registered in (or otherwise is resident in) a jurisdiction in which the order of a court obtained in England and Wales will not necessarily be enforced against the assignee or guarantor without any consideration of the merits of the case

3.27.5	The Landlord shall be entitled to give consent subject to the following conditions being satisfied before this Lease is assigned by the Tenant:-

3.27.5.1	That the Landlord’s reasonable and proper costs disbursements and VAT for the licence to assign and any associated Licence for Alterations Change of Use or otherwise are paid

3.27.5.2	That the Tenant enters into an Authorised Guarantee Agreement (as defined in Section 16 of the Landlord and

Tenant (Covenants) Act 1995 (“the Act”)) in such form as the Landlord may reasonably require

3.27.5.3	That (where it is reasonable so to require) in addition to the Guarantee provided under sub-clause 3.27.5.2 a Surety or Sureties of a financial status acceptable to the Landlord (who shall act reasonably in judging whether their financial status is acceptable) shall covenant (jointly and severally if appropriate) with the Landlord in the form set out in Schedule 5 with the Assignee substituted for the Tenant therein and with any other necessary variations applicable

3.27.5.4	The payment to the Landlord of all rents and other ascertained sums which have fallen due under this Lease prior to the date of the assignment to the Assignee save for any bona fide dispute referred to in Clause 3.3.10

3.27.6	Not (save for an underletting in accordance with the provisions of Clause 3.27.7) to underlet or part with the possession of the whole or any part of the Demised Premises

3.27.7	Not to underlet the whole or any part of the Demised Premises except after obtaining the written consent of the Landlord which shall not be unreasonably withheld or delayed and producing to the Landlord in advance of the grant of the underlease an order of the competent court under Section 38(4) of the Landlord and Tenant Act 1954 (made after proper application therefor) authorising in relation to that underlease an agreement between the intended underlessor and the intended underlessee to exclude the provisions of Sections 24-28 of that Act together with an undertaking by the Tenant not to release the intended underlessee from or otherwise waive or modify that agreement provided that there shall not exist at any one time more than two separate occupations of the Demised Premises and any underletting less than the whole shall only be in respect of the whole of a Permitted Part

3.27.8	Notwithstanding the foregoing provisions of this Clause 3.27 not to grant or permit to be granted an underlease of the Demised Premises or part thereof (whether mediate or immediate) unless:-

3.27.9	PROVIDED ALWAYS that notwithstanding the foregoing provisions of this Clause no consent shall be required for the Tenant for sharing occupation of the Demised Premises or any part thereof with any Group Company provided that no relationship of Landlord and Tenant shall be created thereby and that such occupation shall cease upon the occupant ceasing to be a Group Company

3.28	Notice of Dealings

Within twenty-eight days next after the making thereof without any demand by the Landlord to produce to the solicitors for the time being of the Landlord for registration two certified copies of all assignments underletting mortgages charges and other dispositions and devolutions of title which shall at any time during the Term relate to the Demised Premises or any part thereof and to pay to the Landlord’s solicitors for the registration of every such document a reasonable fee being not less than Twenty five pounds (£25) plus VAT

3.29	To permit persons to view

To permit the Landlord:

3.29.1	at any time during the Term to enter the Demised Premises to fix and retain without interference upon any suitable exterior part or parts thereof a notice board of reasonable proportions stating that the reversion of these Presents or any superior lease is for sale and

3.29.2	at any time within six calendar months next before the expiration or sooner determination of the Term except where the Tenant shall have indicated and diligently prosecuted an intention to renew this Lease to enter the Demised Premises and to fix and retain without interference upon any suitable exterior part or parts thereof a notice board of reasonable proportion for re-letting the Demised Premises and to permit all persons authorised in writing by the Landlord to view the Demised Premises and to take measurements thereof at reasonable hours in the daytime without interruption upon reasonable prior notice

3.30	Notice to Landlord

To give notice to the Landlord without delay of any notice or order or proposal for a notice or order or claim of whatsoever nature affecting the Demised Premises or

3.27.8.1	the rent reserved by any such underlease shall be equal to or greater than the market rent for the Demised Premises or the relevant part at the date of the grant thereof;

3.27.8.2	that underlease is granted on or subject to terms which do not require the payment of any fine or premium to the Tenant by the underlessee or any person on behalf of the underlessee;

3.27.8.3	that underlease imposes upon the relevant underlessee covenants conditions and provisions:-

3.27.8.3.1	prohibiting the relevant underlessee from doing or allowing any act or thing on or in relation to the premises demised inconsistent with or in breach of the covenants and conditions imposed upon the Tenant by or pursuant to this Lease;

3.27.8.3.2	requiring on each assignment of that underlease that the relevant underlessee enters into an authorised guarantee agreement in favour of the Lessor thereunder in such form as the Landlord may reasonably require

3.27.8.3.3	(in the case of underlettings for a term greater than five years) requiring a review of rent upon the same terms as this Lease upon each fifth anniversary of the term thereby granted.

3.27.8.3.4	on or before the grant thereof the relevant underlessee shall deliver to the Landlord a covenant by the relevant underlessee with the Landlord to observe and perform during the period when the underlessee is bound by the tenant covenants of the underlease together with any additional period during which the underlessee is bound by an authorised guarantee agreement the tenant covenants contained in that underlease any part thereof served upon the Tenant and if so reasonably required by the Landlord to produce a copy of same and at the request of the Landlord and at the joint cost of the Landlord and Tenant to make or join in making such reasonable objection or reasonable representations in respect of any such notice order or proposal as the Landlord may reasonably require

3.31	Indemnity

To keep the Landlord fully and effectually indemnified from and against all proper expenses costs claims demands damages and any other liability whatsoever in respect of the injury to or death of any person or damage to any property arising directly or indirectly out of the state of repair and condition of the Demised Premises or any alteration or addition thereto by the Tenant or the electrical installation therein or the user thereof or works carried out or in the course of being carried out to the Demised Premises by the Tenant

3.32	Insurance

3.32.1	Not knowingly to do any act or thing which may make void or voidable any policy for the insurance of the Demised Premises or which may cause an increased premium to be payable for such insurance save where the Tenant pays such increased premium and (without prejudice to the Landlord’s rights of action in respect of a breach of this sub- clause) to repay to the Landlord all sums paid by way of increased premiums and all expenses incurred by it in consequence of a breach of the provisions of this sub-clause and all such payments shall be added to the rents hereby reserved and shall be recoverable as rent in arrear

3.32.2	In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the Insured Risks or otherwise to give notice thereof to the Landlord as soon as reasonably practicable

3.32.3

In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance moneys under any insurance against the same effected thereon being wholly or partly irrecoverable by reason of any act or default on the part of the Tenant or any sub-tenant or their respective servants agents licensees or invitees then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the cost (including professional and other fees) of rebuilding or reinstating the Demised Premises

3.33	Death of Surety

Within fourteen days (or such longer period as may be reasonable in all the circumstances) of the death during the Term of any person or the passing of a resolution to wind up or the entering into a liquidation or the appointment of a receiver in relation to a company who has or shall have guaranteed to the Landlord the payment of the rents and the observance and performance of the covenants on the part of the Tenant herein contained to give notice thereof in writing to the Landlord and if so required by the Landlord at the Tenant’s expense in all respects to procure some other person or persons or company reasonably acceptable to the Landlord to execute a guarantee in such form as the Landlord shall reasonably require

3.34	Defective Premises Act 1972

In connection with the Defective Premises Act 1972 (“the said Act”):

3.34.1	to notify the Landlord in writing as soon as reasonably practicable of any defect in the Demised Premises

3.34.2	to erect and maintain within the Demised Premises prominent notices or warnings of relevant defects within the meaning of Section 4 of the said Act in such form as the Landlord may from time to time reasonably require

3.34.3	to indemnify the Landlord against any claims proceedings demands costs and expenses incurred under Section 4 of the said Act by reason of the Tenant’s failure to erect and display such notice

3.34.4	to permit the Landlord at any time on reasonable notice to enter upon the Demised Premises for any or all of the following purposes namely erecting and exhibiting notices thereon and giving warning of relevant defects within the meaning of Section 4 of the said Act in the Demised Premises and installing lighting or any other reasonable means of warning or protection against such defects

3.35	Interest

To pay to the Landlord interest (as well before as after any judgement) at the rate of three per cent per annum above either Lloyds TSB Bank plc Base Rate for the time being or such other designated rate of interest as shall be substituted therefor by Lloyds TSB Bank plc and in force at the date of commencement of the period in respect of which any payment of interest accrues due under these Presents on any rents and other sums due hereunder in arrear and unpaid after the same shall become due from the date such rents or other sums become due to the date of payment thereof PROVIDED THAT this covenant shall be without prejudice to the Landlord’s right of re-entry under the provisions of Clause 5.1 hereof

3.36	Value Added Tax

To pay to the Landlord and to indemnify the Landlord against sums equal to Value Added Tax (or similar tax as aforesaid) on all taxable supplies received by the Tenant under or in connection with these Presents and on all sums which the Tenant is required or liable to pay to the Landlord or indemnify the Landlord against under the terms of these Presents provided that the Tenant shall not be responsible to pay any Value Added Tax hereunder to the extent that the Landlord shall be able to recover any such Value Added Tax from H.M. Commissioners of Customs and Excise and the Landlord shall use all reasonable endeavours to make such recovery in full PROVIDED FURTHER that any Value Added Tax payable hereunder is reserved as additional rent and shall be treated as such

3.37	Landlord’s costs

To pay the proper and reasonable legal charges and architects’ and surveyors’ fees of the Landlord including stamp duty on licences and counterparts resulting from all applications by the Tenant for any consent of the Landlord including legal charges and architects’ and surveyors’ fees actually incurred in cases where consent is refused or the application is withdrawn save where the consent is refused or the application withdrawn as a result of unreasonableness on the part of the party to whom an application for consent has been made

3.38	Regulations

To perform and observe and procure compliance in all respects with such reasonable regulations as may from time to time hereafter be made by the Landlord

4.	LANDLORD’S COVENANTS

THE Landlord HEREBY COVENANTS with the Tenant as follows:

4.1	Quiet enjoyment

That the Tenant duly paying the rents hereby reserved and made payable and observing and performing the covenants and conditions herein contained and on the Tenant’s part to be observed and performed shall and may peaceably and quietly possess and enjoy the Demised Premises during the Term without any disturbance by the Landlord or any persons rightfully claiming under or in trust for the Landlord

4.2	Insurance

That the Landlord will effect and maintain an insurance of the Building or the Block against the Insured Risks (subject to cover being available in the UK insurance market at reasonable rates of premium) in the full reinstatement value thereof and a maximum of five years’ loss of rent in respect of the Demised Premises and will apply all moneys received by virtue of any such insurance (other than in respect of loss of rent) towards reinstating the Demised Premises and/or the Building or the Block (as the case may be) as soon as practicable after the destruction thereof or damage thereto

4.3	Provision of services

That the Landlord will perform the duties and provide the services set out in Schedule 4 hereto PROVIDED THAT notwithstanding anything herein contained the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:

4.3.1

any interruption in any of the said duties and services by reason of repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by a cause beyond the Landlord’s control or by reason of mechanical or other breakdown or frost or other inclement condition or shortage of materials or labour but the Landlord shall use its reasonable endeavours to resume or restore the said duties or services as soon as practicable

4.3.2	any act omission or negligence of any servant or agent of the Landlord in or about the performance or purported performance of any of the said duties or services

4.3.3	any explosion or the defective working stoppage or breakage of any appliances apparatus or machinery (including the lifts) in or connected with or used for the purpose of the Demised Premises or of the Block

4.3.4	any defect or want of maintenance repair amendment renewal cleansing or redecoration unless the Landlord has had notice thereof and has failed to remedy the same within a reasonable period thereafter

4.3.5	any obligation that is to be construed as falling within the ambit of any of the Tenant’s covenants herein contained

4.4	Service Charge

That during any period when any part of the Building which is capable of being let is not let upon terms that the Tenant of it is liable to pay a service charge corresponding to the service charge payable under this Lease the Landlord shall contribute an amount equal to the total that would have been payable by way of such contribution if such part of the Building had been let as aforesaid

5.	PROVISOS

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

5.1	Proviso for re-entry

This Deed is made upon the express condition that if and whenever the said rents sums or other payments or any parts thereof shall be unpaid for twenty one days after any of the days hereinbefore appointed for payment thereof (whether the same shall have been lawfully demanded or not) or if the covenants on the part of the Tenant herein contained shall not be performed or observed or if the Tenant shall compound or make any arrangements with the Tenant’s creditors or if the Tenant (being a corporation) has a winding-up petition or petition for an administration order presented against it or passes a winding-up resolution (other than for the purposes of an amalgamation or reconstruction resulting in a solvent corporation) or resolves to present its own winding-up petition or is wound-up (whether in England or elsewhere) or the directors of the Tenant resolve to present a petition for an administration order in respect of the Tenant or an administrative receiver or a receiver or a receiver and manager is appointed in respect of the property or any part thereof of the Tenant or if the Tenant (being a body corporate) calls a meeting of its creditors or any of them or makes an application to the Court under Section 129 of the Insolvency Act 1986 or submits to its creditors or any of them a proposal pursuant to Section 1 of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them or if an unlimited company shall apply to become a limited company or if the Tenant (being an individual or if more than one individual then any one of them) notifies the Official Receiver or makes an application to the Court pursuant to Section 253 of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with his creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or is adjudged bankrupt then and in any of the said cases and henceforth the Landlord may re-enter upon the Demised Premises and repossess the same and immediately thereupon the Term shall cease absolutely and determine but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant herein contained

5.2	Suspension of rent

5.2.1

If the Demised Premises or any part thereof or the means of access thereto shall at any time be destroyed or so damaged by any of the Insured Risks so as to be unfit for occupation and use and the policy or policies of insurance in respect thereof shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default on the part of or suffered by the Tenant or any sub-tenant or their respective servants agents licensees or invitees then the rents hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the Demised Premises or the means of access or services shall again be rendered fit for occupation and use but so that the Tenant shall remain liable to pay any balance due in respect of the rents hereby reserved for any period prior to the said destruction or damage and in case of dispute as to the proportion or period of such abatement the same shall be referred to arbitration in accordance with the Arbitration Act 1996 PROVIDED THAT if the Demised Premises and/or the Building shall be so damaged as to necessitate demolition and reconstruction the Landlord shall be entitled on giving to the Tenant not less than six months’ previous notice in writing to determine the Term and at the expiration of such notice the Lease and everything herein contained shall cease and be void and the Tenant shall not be liable for any dilapidations and shall not be entitled to any compensation except that (if any) payable under the provisions of the Landlord and Tenant Act 1954 but without prejudice to the rights and remedies of the Landlord for any arrears of rent hereby reserved

5.2.2	Upon expiration of the notice referred to in Clause 5.2.1 or if the Landlord (whether as a result of being unable to obtain all planning permissions or other requisite consents or otherwise) is unable to procure the reinstatement of the Demised Premises or if these Presents shall be frustrated or if such reinstatement cannot be effected for any other reason beyond the control of the Landlord then the Landlord shall become the absolute owner of all of the insurance moneys received under the policy or policies of insurance effected under Clause 4.2 hereof

5.3	Notices

In addition to any other mode of service any notices requiring to be served hereunder shall be validly served if served in accordance with Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or in the case of a company if served in accordance with those provisions at its registered office for the time being

5.4	Neighbouring development

Nothing shall be implied which shall impose or be deemed to impose any restriction on the use of any land or buildings of the Landlord not comprised in these Presents or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant condition or stipulation entered into by any lessee or tenant of the Landlord in respect of the property not comprised in these Presents or shall operate to prevent or restrict in any way the development of any land not comprised in these Presents

5.5	Waiver and Interest

If the Landlord shall refrain from accepting or demanding rents or other monies due under these Presents where the Landlord reasonably considers that the Tenant is in breach of any of the provisions hereof or might acquire against the Landlord any rights or entitlements then notwithstanding such refusal interest shall be payable as referred to in Clause 3.35 hereof (but only at the rate equivalent to Lloyds TSB Bank plc’s base rate from time to time) from the due date until the Landlord shall accept payment from the Tenant

5.6	User Warranty

Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can lawfully be used for any particular purpose and the Term and the rents hereby reserved shall not determine by reason only of any changes modifications or restrictions on user of the Demised Premises or obligations or requirements (if any) hereafter to be made or imposed under or by virtue of the Planning Acts

5.7	Disputes

Any dispute arising between the Tenant and any owner or occupier of adjacent premises (other than the Landlord) as to any right benefit or privilege or any party or other wall or structure or otherwise shall be determined on behalf of the Tenant by the Landlord acting in a reasonable manner whose decision shall bind the Tenant and whose fees shall be payable as the Landlord may direct

5.8	Value Added Tax

The Landlord shall have from time to time full and free right to exercise any statutory option to have or cease to have any rents or other sums treated as liable to Value Added Tax (or similar tax as aforesaid)

5.9	Commission

Any commission or allowances paid or made to the Landlord in respect of any insurance effected by the Landlord hereunder may be retained by the Landlord for its own account

5.10	Party Structures

Such of the division walls fences or structures as divide the Demised Premises from other parts of the Building or from another Block shall be deemed to be party structures subject to the provisions of Section 38 of the Law of Property Act 1925 and shall be maintained and repaired accordingly

5.11	Headings

The headings hereto and the headings to the Schedules hereof shall not affect the construction of these Presents

5.12	Contracts (Rights of Third Parties) Act 1999

For the purposes of the Contracts (Rights of Third Parties) Act 1999 the parties hereto hereby agree that they do not intend any terms of this Lease to be enforceable by any third party who but for that Act would not have been entitled to enforce such terms

6.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

This Lease and any documents entered into pursuant to it shall be governed by and construed in accordance with English Law and the parties hereby agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in correction with this Lease and such documents

IN WITNESS whereof the parties hereto have executed this Deed the day and year first before written

SCHEDULE 1

(The Demised Premises)

ALL THOSE premises on the First Floor of the Block shown for the purposes of identification only edged red on the first floor plan annexed hereto and there shall be INCLUDED in the demise:

1.1	all floors of the Demised Premises excluding the structural slab or joists as the case may be but including floor screeds and other finishes

1.2	the internal surface and plaster of all external walls and columns down to the structure

1.3	all internal non-structural walls and staircases

1.4	the ceilings of the Demised Premises up to the underside of the structural slab or joists as the case may be

1.5	the windows window frames and the glass therein and all doors serving the Demised Premises

1.6	all service media and conducting media situate within and exclusively serving the Demised Premises

AND there shall be EXCLUDED from the demise:

2.1	the main structure of the Block

2.2	save as mentioned in paragraphs 1.2 and 1.3 above the external walls and columns of the Block

2.3	any service media and conducting media within the Demised Premises which do not exclusively serve the Demised Premises in any way

SCHEDULE 2

PART I

(Rights Granted)

1.	The full free and uninterrupted passage and running of water soil gas and electricity mains water and all other services to and from the Demised Premises through and along all conduits pipes drains channels watercourses sewers wires and cables which are or may hereafter during the Term be in or over or under any adjoining or neighbouring property of the Landlord

2.	The right of access over the common parts hatched pink on the ground floor plan annexed hereto and over the staircases serving the Block shown hatched pink and to use the lifts serving the Block together with a right of access over the lift areas hatched green on the basement ground and first floor plans annexed hereto

3.	The right of access to and egress from the rear of the Block for the purposes of fire escape access over the areas shown hatched brown on the ground and lower ground floor plans annexed hereto and for disabled persons access through the entrance at the rear so identified on the Ground Floor Plan

4.	The right to use the disabled toilet on the lower ground floor of the Block shown cross hatched purple

5.	The right to support and shelter from all other parts of the Block

PART II

(Exceptions and Reservations)

1.	The full free and uninterrupted passage and running of water soil gas and electricity mains water and all other services from and to the neighbouring adjoining or adjacent land and premises of the Landlord through and along all conduits pipes drains channels watercourses sewers wires and cables which are or may hereafter during the Term be in or over or under the Demised Premises with power for the Landlord to enter the Demised Premises in accordance with the provisions of this Lease

2.	The right on reasonable prior notice and with or without workmen plant and materials of access to and egress from the riser cupboards on the second floor of the Block through the Demised Premises (and in the case of emergency) to break and enter the Landlord making good all damage to the Demised Premises thereby occasioned for such purpose

3.	All liberties privileges easements quasi-easements rights benefits and advantages over the Demised Premises now enjoyed by any premises belonging to the Landlord at the date hereof

4.

At any time to execute works and erections upon or to alter or rebuild any of the buildings erected on any adjoining or neighbouring lands or premises and to use such adjoining and neighbouring lands or premises in such manner as the

Landlord shall think fit notwithstanding that the access of light and air to the Demised Premises or any other easements or privileges may be interfered with

5.	The right of support and shelter from the Demised Premises for the remainder of the Block

SCHEDULE 3

(Rent Review)

1.	In this Schedule the following expressions shall have the following meanings:

1.1	“the first rent period” shall mean the period commencing on the date hereof and ending on 25th April 2004

1.2	“subsequent rent periods” shall mean the successive periods commencing on each appropriate date and expiring on the next appropriate date or on the expiration of the Term (as the case may be)

1.3	“appropriate date” shall mean the day following the expiry of the first rent period and the subsequent fifth anniversary thereof

1.4	“open market rental value” shall mean the full yearly rent for which the Demised Premises might reasonably be expected to be let with vacant possession in the open market by a willing landlord to a willing tenant at the appropriate date as a whole for a term of ten years upon the terms and conditions of these Presents (save as to the rent hereby reserved but including these provisions for review) and upon the supposition (if not a fact)

1.4.1	that the Landlord and Tenant have complied with all the covenants and conditions on their respective parts herein contained

1.4.2	that the Demised Premises are in cleared open plan office space and are fit for immediate occupation and use (and for the avoidance of doubt including underfloor trunking and floor boxes)

1.4.3	that no reduction is to be made to take account of any rental concession which on a new letting with vacant possession might ordinarily be granted to the incoming tenant for the purpose of carrying out its fitting out works

1.4.4	that no work has been carried out thereon by the Tenant or any undertenant or their predecessors in title which has diminished the letting value of the Demised Premises

1.4.5	that any Value Added Tax charged can be recovered in full by the incoming tenant

1.4.6	that if the Demised Premises have been destroyed or damaged they have been fully restored there being disregarded any effect on rent of

1.4.7	the fact that the Tenant or any sub-tenant or the Tenant’s or sub-tenant’s predecessors in title have been in occupation of the Demised Premises or any part thereof

1.4.8	goodwill attaching to the Demised Premises by reason of the carrying on thereat of the particular trade or business of the Tenant or any sub-tenant

1.4.9	any improvement carried out by the Tenant or any sub-tenant to the Demised Premises to which the Landlord has given its written consent (where required) at the Tenant’s or sub-tenant’s own expense in accordance with the terms of these Presents otherwise than in pursuance of an obligation to the Landlord save for an obligation to comply with statutory requirements (but in such case the Demised Premises shall be assumed to comply with all statutory requirements)

1.4.10	the fact that the Tenant or any subtenant or their respective predecessors in title has been or is in occupation of any other part of the Building

2.	The yearly rent payable under these Presents for the Demised Premises shall be:

2.1	During the first four months and fifteen days of the first rent period a peppercorn (if demanded)

2.2	During the remainder of the first rent period the sum of Two hundred and sixty six thousand five hundred and thirty six pounds (£266,536) per annum

2.3	In each subsequent rent period a yearly sum equal to the yearly rent payable immediately before the appropriate date or (if greater) the open market rental value of the Demised Premises on the appropriate date

3.	If the Landlord and the Tenant shall not have agreed the open market rental value before the appropriate date (or by such later date as may be agreed in writing by the Landlord and the Tenant) the open market rental value shall be determined by a surveyor (hereinafter called “the appointed Surveyor”) to be agreed upon in writing by the Landlord and the Tenant and in default of such agreement a Chartered Surveyor (who shall so far as practicable be a Chartered Surveyor with previous experience of lettings of properties of this nature and in the same locality as the Demised Premises) to be nominated by the President for the time being or other senior officer of the Royal Institution of Chartered Surveyors upon the application of either the Landlord or the Tenant at any time after the appropriate date

4.	The determination of the open market rental value by the appointed Surveyor (which shall be made by him as an arbitrator in accordance with the Arbitration Act 1996 unless the parties agree within one month after the appropriate date that the appointed Surveyor shall act as an expert) shall be final and binding on the Landlord and the Tenant and the fees of the appointed Surveyor shall be borne by the Landlord and the Tenant in equal shares or as the appointed Surveyor may direct

5.	In the case of reference to an expert:

5.1	the appointed Surveyor shall afford to each of the parties an opportunity to submit representations valuations and reasons to him which the appointed Surveyor shall consider but by which he shall not be bound and shall give to the parties written notice of the amount of the open market rental value as determined by him

5.2	the costs of any reference to the appointed Surveyor shall be in his award and failing such award the costs shall be payable by the parties in equal shares

5.3

if the appointed Surveyor shall fail to give notice of his determination within a reasonable period or if he shall die or shall be unwilling to act or become incapable of acting or if for any other reason he is unable to act then either the Landlord or the Tenant may request the President for the time being or other senior officer of the Royal Institution of Chartered Surveyors to discharge the appointed Surveyor and appoint another Surveyor in his place which procedure may be repeated as many times as necessary

6.	If on the appropriate date the open market rental value shall not have been agreed or determined as aforesaid the yearly rent reserved hereunder immediately before the appropriate date shall continue to be payable until, the agreement or determination of the open market rental value but so that immediately on demand after such agreement or determination the excess (if any) of the amount which would have been payable had the agreement or determination been made before the appropriate date over the amount actually paid by the Tenant shall be paid by the Tenant to the Landlord together with interest at the rate of Lloyds TSB Bank plc Base Rate for the time being or such other designated rate as shall be substituted therefor by Lloyds TSB Bank plc and in force at the date of commencement of the period in respect of which any payment of interest accrues due under this paragraph on the excess (if any) from the dates upon which such excess or any parts thereof would have fallen due (had the agreement or determination been made prior to the appropriate date) to the date of payment thereof and if not paid shall be recoverable as rent in arrear

7.	If on the appropriate date there shall be in force any enactment (which expression includes any Act of Parliament now or hereafter in force as well as any instrument regulation or order made thereunder or deriving validity therefrom) which shall relate to the control of rents and which shall restrict interfere with or affect the Landlord’s right to revise the rent hereby reserved in accordance with the terms hereof or to recover the whole or any part of such revised rent then the Landlord shall be entitled once following each removal or modification of such enactment to serve notice (hereinafter called an “Interim Notice”) upon the Tenant and from and after the date of service of such Interim Notice until the next appropriate date or the service of the next Interim Notice or the determination of this Deed (whichever shall first occur) the rent shall be increased to whichever is the higher of the open market rental value at the date of service of the Interim Notice or the rent payable immediately prior thereto and the provisions of this Schedule shall apply accordingly with the substitution of the said date of service for the relevant appropriate date

8.	If and when the open market rental value has been agreed or determined as aforesaid the Landlord and the Tenant shall forthwith execute memoranda recording such agreement or determination and the parties shall be responsible for their own costs in relation thereto

9.	Time shall not be of the essence in relation to any periods of time specified in this Schedule

SCHEDULE 4

(Services)

1.1	The repair renewal replacement rebuilding maintenance amendment cleansing and redecoration and other works to put and keep in good and substantial repair and condition and (where applicable) in good working order:

1.1.1	the exterior structure roof and foundations of the Block but excluding nevertheless such parts thereof as are included in the Demised Premises and also the corresponding parts of all other premises in the Block which are capable of being tenanted

1.1.2	the entrances passages halls stairways lifts and landings and all other parts of the Block (all of which are hereinafter called “the common parts”)

1.1.3	all conduits pipes drains channels watercourses wires and cables in under or upon the Block which shall serve the same (excluding nevertheless any which are included in the Demised Premises or other tenanted premises in the Block)

1.1.4	all apparatus plant equipment and machinery serving the heating hot water and air flow systems and the electric lighting appliances in the Block

1.1.5	the boundary walls and fences of and in the curtilage of the Building and all landscaped areas thereof

1.1.6	all parts of the Block not hereinbefore mentioned including all parts thereof used for or in connection with the provision of services

1.1.7	the disabled toilets in the lower ground floor of the Block

1.1.8  the vaults and cellars of the Building lying beneath Eversholt Street

1.2.1	The cleaning and lighting of the common parts

1.2.2	The supply provision purchase maintenance repair and renewal as need be of such fire fighting equipment or apparatus in the common parts and such fire escapes for the Block as may be necessary or as may be required to be supplied and maintained by it by statute or by the fire authority for the district

1.2.3	The cleaning of the glass in the common parts

1.2.4	The supply provision purchase maintenance renewal replacement and repair of all appurtenances fixtures and fittings bins receptacles tools appliances materials and other things (including but without limiting the generality of the foregoing telephone or telephones) which the Landlord may deem desirable or necessary for the maintenance upkeep or cleanliness of the Block or for the better performance and supply of the duties and services referred to in this Schedule

1.2.5	The collection of refuse from the Block if and to the extent that the same is not the responsibility of or carried out by the tenants thereof

2.1	The costs of supply of hot water to the Demised Premises and to the toilets in the Block and all charges for water supplied to or consumed in the Demised Premises and the meter rents in connection therewith

2.2	The costs of heating (between the hours of 8am and 6pm on weekdays only during the winter months) of the Block (including the Demised Premises and the common parts of the Block) and the provision of fresh air via mechanical ventilation to the Demised Premises and also to the corresponding parts of all other premises in the Block which are capable of being tenanted

3.	The costs of supply of electricity and all materials and commodities for all purposes referred to in this Schedule

4.1	All rates (including water rates) taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature) which are now or may at any time hereafter be taxed assessed charged or imposed upon or payable in respect of all parts of the Block not exclusively occupied by a tenant or capable of being so occupied

4.2	Any taxes (including Value Added Tax) at the rate from time to time prescribed by any legislation chargeable in respect of any of the goods services or items mentioned in this Schedule and which are irrecoverable by the Landlord

5.	The provision or maintenance of any reserve fund

6.1	The fees and salaries of any Building Manager or other staff reasonably and properly employed by or on behalf of the Landlord in relation to the Building and fees or salaries of security staff employed for security purposes

6.2	The fees of the Landlord and/or the Landlord’s Agent for the general management of the Building including fees for collection of rents provided that such fees shall at no time exceed the maximum therefor allowed by the scales authorised for the time being of the Royal Institution of Chartered Surveyors BUT if the Landlord does not employ a surveyor or managing agents for such purposes or if at the relevant time no scales are authorised by the Royal Institution of Chartered Surveyors then in addition to the fees of the Building Manager and security staff as aforesaid a fee of ten per cent (10%) of the service charge hereby reserved shall be recoverable hereunder

7.	The amount which the Landlord may be called upon to pay towards the expense of making rebuilding renewing repairing maintaining lighting and cleansing all party walls fences and structures and all service areas access ways and roads and all pipes sewers drains watercourses wires cables and other things used or to be used for the Building and/or the Block in common with other premises near or adjoining thereto

8.	The provision of reception staff (between the hours of 8am and 6pm on weekdays only) and facilities in the Block as the Landlord may reasonably consider necessary and including:

8.1	salaries insurance pension and welfare contributions

8.2	office expenses

8.3	telecom or like facilities to connect the reception area and the Demised Premises

8.4	entry phone system

8.5	a closed circuit television security system

9.

The cost of taking all reasonable steps deemed desirable or expedient by the Landlord for complying with and making representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning fire escapes Town and Country Planning public health highways streets drainage or other matters relating or alleged to relate to the Block or the Building and for which the Tenant or the tenants of other tenanted premises in the Block or the Building are not directly liable

10.	The cost of any other services relating to the Building or any part of it reasonably provided by the Landlord from time to time during the Term for the general benefit of the occupiers of the Building or the Block

PROVIDED ALWAYS that the Landlord may in its reasonable discretion withhold add to extend vary or make any alterations to the rendering of the said duties and services or any of them from time to time if the Landlord at its like discretion deems it desirable so to do for the more efficient conduct and management of the Block or the Building

SCHEDULE 5

(Form of Surety Covenant)

1.	The Surety covenants with the Landlord and without the need for any express assignment with the Landlord’s successors in title that the Tenant will during the period from the date hereof until the expiry of the tenancy hereby created or (if earlier) the date on which the Tenant ceases to be bound by the tenant covenants in this Lease (“the Guarantee Period”) pay the rents and all other sums due under and perform and observe the covenants on the part of the Tenant and other terms of this Lease and that if the Tenant fails to do so the Surety will do so and will indemnify the Landlord against all losses damages costs and expenses incurred by the Landlord as a result of the Tenant’s failure

2.	The Surety will be liable to the Landlord as sole or principal debtor PROVIDED THAT any neglect or forbearance of the Landlord in endeavouring to obtain payment of the said rents and payments as and when the same become due or its delay to take steps to enforce performance or observance of the covenants on the part of the Tenant and other terms of this Lease and any time which may be given by the Landlord to the Tenant shall not release or in any way lessen or affect the liability of the Surety hereunder

3.

If this Lease is disclaimed or forfeited during the Guarantee Period the Landlord may within six months after such disclaimer or forfeiture by notice in writing require the Surety to accept a new lease of the Premises for a term equivalent to the residue which if there had been no disclaimer or forfeiture would have remained of the Term at the same rent and subject to the like covenants and conditions as are payable under and applicable to the tenancy immediately before the date of such disclaimer or forfeiture the said new lease and the rights and liabilities thereunder to take effect as from the date of such disclaimer or forfeiture and in such case the Surety shall pay the Landlord’s costs incurred by the Landlord in connection with such new lease and the Surety shall accept such new lease accordingly and will execute and deliver to the Landlord a counterpart thereof

4.	The Surety further covenants with the Landlord that the Tenant will (to the extent that the law allows) perform and observe the obligations of the Tenant under any authorised guarantee agreement entered into by the Tenant pursuant to the provisions of this Lease and that if the Tenant fails to do so the Surety will do so and will indemnify the Landlord against all losses damages costs and expenses incurred by the Landlord as a result of the Tenant’s failure PROVIDED THAT any neglect forbearance or delay of the Landlord in taking steps to enforce performance or observance of the covenants and liabilities on the part of the Tenant under such authorised guarantee agreement or on the part of the lessee for the time being of the lease and any time which may be given by the Landlord to the Tenant or to such lessee shall not release or in any way lessen or affect the liability of the Surety hereunder

5.	The Surety further covenants with the Landlord that if so required by the Landlord (and to the extent that the same can be lawfully required by the Landlord) the Surety will enter into and duly execute any authorised guarantee agreement entered into by the Tenant pursuant to the provisions of this lease and shall (subject to the like proviso as in paragraph 4 of this schedule) covenant therein with the Landlord that the Tenant will perform and observe the obligations of the Tenant therein contained and that if at any time the Tenant fails to do so the Surety will do so and will indemnify the Landlord against all losses damages costs and expenses incurred by the Landlord as a result of the Tenant’s failure

THE COMMON SEAL of ALLIED DUNBAR ASSURANCE PLC was hereunto affixed in the presence of:	) ) )	[SEAL APPEARS HERE]

Authorised Signatory

Authorised Signatory